UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:   September 25, 2002
(Date of Earliest Event Reported)

HUMANA INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State of Incorporation)	1-5975 (Commission File Number)	61-0647538 (I.R.S. Employer Tax Identification No.)

500 West Main Street
Louisville, KY 40202
(Address of principal executive offices, including zip code)

(502) 580-1000
(Registrant=s telephone number, including area code)

Item 5.   Other Events

           On September 24, 2002, Humana Inc. (the "Company" or "Registrant") issued a press release relating to its Investor Relations Presentation in New York, New York on September 25, 2002, a copy of which is attached hereto as an Exhibit and incorporated herein by reference.  At the Investor Conference, the Company provided the following guidance:

Estimates
	2002	2003
Commercial Premium Yields	12 - 14%	13 - 15%
Commercial Medical Cost Trends	11 - 13%	12 - 14%
Commercial Segment - Medical Membership Organic Growth	3 - 3.5%	4 - 5%
Tax Rate	32%	33.5%
Diluted Earnings Per Share	$1.17 - $1.19	$1.35 - $1.40
Normalized Cash Flows From Operations (Adjusted for the timing of the Medicare+Choice premiums payment from CMS)	$300 Million	$325 - 350 million

Item 7.   Financial Statements and Exhibits.

Exhibit 99.1   Copy of the Company's Press Release dated September 24, 2002.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMANA INC.
BY: _/s/ Arthur P. Hipwell_______________ Arthur P. Hipwell Senior Vice President and General Counsel

Dated:    September 26, 2002

Exhibit Index

Exhibit 99.1   Copy of the Company's Press Release dated September 24, 2002.